EXHIBIT 99.1

** NEWS RELEASE **                                   Contact:
                                                     Mr. Jim McGinty
                                                     Chief Financial Officer
                                                     Hot Topic, Inc.
                                                     (626) 839-4681 x2675
                                                     jmcginty@hottopic.com


           HOT TOPIC, INC. REPORTS SECOND QUARTER EPS INCREASE OF 38%
                       TO A RECORD $0.18 PER DILUTED SHARE

         CITY of INDUSTRY, CA, August 20, 2003 -- Hot Topic, Inc.(Nasdaq National Market: HOTT), a mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for teens, reported company-record results for the second quarter (13 weeks) ended August 2, 2003.

     Net income in the second quarter increased to $5.9 million or $0.18 per diluted share from $4.3 million or $0.13 per diluted share for the second quarter of the last fiscal year. Net sales for the second quarter increased 25% to $115.7 million from $92.5 million for the second quarter of fiscal 2002.

     As previously reported, comparable-store sales increased 5.2% for the quarter compared to the second quarter of fiscal 2002. At the end of the quarter, the Company operated 497 stores, including 40 Torrid stores, compared to 415 stores, including 14 Torrid stores, at the end of the second quarter of fiscal 2002.

     For the first 26 weeks of fiscal 2003, net income was $10.3 million or $0.32 per diluted share, compared to $8.0 million or $0.24 per diluted share for the comparable period last year, an earnings per share increase of 33%. The Company previously reported its net sales for the 26 weeks ended August 2, 2003 were $216.4 million, an increase of 26% over net sales of $172.4 million for the first 26 weeks of fiscal 2002, and comparable-store sales increased 4.0%.

     The Company also announced that it expects to open 80 new Hot Topic stores in 2003, ten more than the previously announced 70 new Hot Topic stores. The Company expects to end the year operating 52 Torrid stores and 498 Hot Topic stores.

     On August 12, 2003 the Company announced that its Board of Directors declared a three-for-two split (in the form of a dividend) of its common stock. On the effective date of September 2, 2003, shareholders will receive a dividend of one additional share for every two shares they own at the close of business on the record date of August 21, 2003. All share and per share information presented in this release have not been adjusted to reflect the three-for-two stock split.

         A conference call to discuss second quarter results, business trends, and other matters will be conducted today at 4:30 PM Eastern time. The conference call number is (888) 868-9080, and will be accessible to all interested parties. It will also be webcast at www.companyboardroom.com. A replay will be available at (973) 341-3080, pass code 3265628, and at www.companyboardroom.com for approximately 10 days.

         Hot Topic, Inc. is a national mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for young men and women principally between the ages of 12 and 22. Torrid, the Company's second concept, is a mall-based specialty retailer of plus-sized fashion-forward apparel and accessories that targets young women principally between the ages of 15 and 29. The Company currently operates 463 Hot Topic stores in 49 states throughout the United States and Puerto Rico, 42 Torrid stores and Internet stores www.hottopic.com and www.torrid.com.

         Except for the historical information contained herein, this news release contains forward-looking statements, including statements relating to financial results, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the Company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed from time to time in the Company's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended May 3, 2003 and its Annual Report on Form 10-K for the year ended February 1, 2003. The historical results achieved are not necessarily indicative of the future prospects of the Company.

                                 HOT TOPIC, INC.
                          SUMMARY STATEMENTS OF INCOME


                                                        Second Quarter Ended
                                                     Aug. 2, 2003   Aug. 3, 2002
                                                     ------------   ------------
(In thousands, except per share)

Net sales                                            $   115,728    $    92,473
Cost of goods sold, including buying,
 distribution and occupancy costs                         74,087         59,681
                                                     ------------   ------------
Gross margin                                              41,641         32,792
Selling, general and administrative expenses              32,307         26,134
                                                     ------------   ------------
Operating income                                           9,334          6,658
Interest income-net                                          247            349
                                                     ------------   ------------
Income before income taxes                                 9,581          7,007
Provision for income taxes                                 3,691          2,663
                                                     ------------   ------------
Net income                                           $     5,890    $     4,344
                                                     ============   ============
Earnings per share
   Basic                                             $      0.19    $      0.14
   Diluted                                           $      0.18    $      0.13
Weighted average shares outstanding
   Basic                                                  31,573         31,712
   Diluted                                                32,751         33,493


                                                           Six Months Ended
                                                     Aug. 2, 2003   Aug. 3, 2002
                                                     ------------   ------------
(In thousands, except per share)

Net sales                                            $   216,386    $   172,382
Cost of goods sold, including buying,
 distribution and occupancy costs                        139,132        111,133
                                                     ------------   ------------
Gross margin                                              77,254         61,249
Selling, general and administrative expenses              61,165         49,061
                                                     ------------   ------------
Operating income                                          16,089         12,188
Interest income-net                                          606            759
                                                     ------------   ------------
Income before income taxes                                16,695         12,947
Provision for income taxes                                 6,394          4,920
                                                     ------------   ------------
Net income                                           $    10,301    $     8,027
                                                     ============   ============
Earnings per share
   Basic                                             $      0.33    $      0.25
   Diluted                                           $      0.32    $      0.24
Weighted average shares outstanding
   Basic                                                  31,442         31,593
   Diluted                                                32,555         33,393

                                 HOT TOPIC, INC.
                                 BALANCE SHEETS
                                 (In thousands)

                                                      Aug.2, 2003   Aug. 3, 2002
                                                      ------------  ------------
Current Assets:
 Cash and cash equivalents                            $    34,082   $    18,171
 Short-term investments                                    36,175        31,462
 Inventory                                                 63,985        50,251
 Prepaid expenses and other                                 9,636         9,593
 Deferred tax assets                                        2,093         1,417
                                                      ------------  ------------
Total current assets                                      145,971       110,894

Leaseholds, fixtures and equipment - net                   80,949        69,880
Deposits and other                                            182           187
Deferred tax assets                                           683           847
                                                      ------------  ------------
Total assets                                          $   227,785   $   181,808
                                                      ============  ============

Current Liabilities:
 Accounts payable                                     $    28,547   $    22,453
 Accrued liabilities                                       18,376        12,646
 Current portion of obligations
      under capital leases                                     19            26
                                                      ------------  ------------
Total current liabilities                                  46,942        35,125

Deferred rent                                               2,708         2,022
Capital lease obligations, less current portion                83           139
                                                      ------------  ------------
Total liabilities                                          49,733        37,286
Shareholders' equity                                      178,052       144,522
                                                      ------------  ------------
Total liabilities and shareholders' equity            $   227,785   $   181,808
                                                      ============  ============


                                 HOT TOPIC, INC.
                                   OTHER DATA
                             (Dollars in thousands)

                                                           Six Months Ended
                                                      Aug. 2, 3003  Aug. 3, 2002
                                                      ------------  ------------
Depreciation and amortization                         $     8,946   $     6,954
Capital expenditures                                  $    17,943   $    23,079
Number of stores open at end of period:
  Hot Topic                                                   457           401
  Torrid                                                       40            14
Total store square footage                                888,000       716,400